EXHIBIT 21

Subsidiaries of the Registrant

     The Registrant owns all of the outstanding stock of the following corporations, which are included in the Consolidated Financial Statements filed with this report.

                     Dutchess Mall Sewage Plant, Inc.
                     (a New York corporation)
                     J.W.M. Realty Corp.
                     (an Ohio corporation)